Exhibit 10.15

LETTER AGREEMENT

December 5, 2021

TO:	The Subscriber listed on the signature page hereto

FROM:.	Vistas Media Acquisition Company Inc
30 Wall Street, 8th Floor
New York, New York 10005

Anghami Inc.
16th Floor, Al-Khatem Tower, WeWork Hub 71,
Abu Dhabi Global Market Square,
Al Maryah Island, Abu Dhabi,
United Arab Emirates
Attn: Edgard Maroun

Ladies and Gentlemen:

Reference is made to the Subscription Agreement, dated as of March 3, 2021 (the “Subscription Agreement”), among Vistas Media Acquisition Company Inc., a Delaware corporation (the “Company”), Anghami Inc., a Cayman Islands exempted company (“Pubco”), and the undersigned subscriber (the “Subscriber”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Subscription Agreement.

Notwithstanding anything to the contrary in the Subscription Agreement, the parties hereto agree as follows:

1.	Payment of Purchase Price Net of Placement Agent Fees/Loans to Target: The Subscriber who is also the Placement Agent shall be entitled to satisfy its obligation to pay or deliver the Purchase Price by delivering an amount in cash equal to (1) the aggregate of the Per Share Price for all Subscribed Shares subscribed for by the Subscriber in the applicable Subscription Agreement less (2) any fees owed to the Subscriber in its capacity as the Placement Agent less (3) the unpaid principal and accrued, unpaid interest of any loan for borrowed money made by the Subscriber to the Target or any of its subsidiaries forgiven or otherwise cancelled on or before the Closing Date (such principal and interest forgiven or otherwise cancelled, “Debt Forgiveness Amount”). All references to “Purchase Price” in the Subscription Agreement shall be deemed to refer to the Purchase Price net of any such amounts owed to the Subscriber, and delivery of the Purchase Price net of any such amounts owed to the Subscriber shall constitute full payment for such Subscribed Shares for all purposes. Pubco agrees, on behalf of itself and its affiliates (including Target, Vistas Merger Sub and Anghami Merger Sub) that, for purposes of the condition set forth in Section 8.3 (but not for purposes of the definition of “Available Cash Amount”) of the Business Combination Agreement, the net proceeds from the Equity Financing (as defined in the Business Combination Agreement) shall be deemed to include the Debt Forgiveness Amount.

2.	No Exclusion of North American Subscription Agreements.

a.	The obligation of the Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by the Subscriber of the additional conditions that, on the Closing Date, there shall have been no amendment, waiver or modification to the Specified Other Subscription Agreements that materially benefits the investors thereunder unless the Subscriber has been offered substantially the same benefits.

b.	Each of the Company and Pubco represents and warrants to Subscriber that (i) no Specified Other Subscription Agreement includes terms and conditions that are more advantageous to any Other Subscriber than the Subscriber under the Subscription Agreement and (ii) each Specified Other Subscription Agreement has not been amended in any material respect following the date of the Subscription Agreement and reflects the same Per Share Price and terms that are no more favorable in any material respect to such Subscriber thereunder than the terms of any other Subscription Agreement.

3.	Registration Process of Subscribed Shares. Pubco agrees that (at Pubco’s sole cost and expense) (i) no later than five (5) Business Days prior to the Closing Date, it will deliver to the Subscriber (A) a draft Registration Statement, (B) a draft instruction letter of Pubco to its transfer agent (in a form acceptable to its transfer agent) to remove any restrictive legend(s) on shares issued to the Subscriber and to transfer such shares to a custodian (e.g., Clearstream) designated by the Subscriber (the “Instruction Letter”), (C) a final draft form of any legal opinion of Pubco’s internal or external legal counsel (together with final drafts of any representation letters of the Subscriber, its broker or Pubco required by such legal counsel for issuance of such legal opinion) required by Pubco’s transfer agent to remove such restrictive legend(s) on shares issued to the Subscriber (collectively, the “Legend Removal Opinion”), and (D) a draft of Pubco’s insider trading policy (if applicable) relevant to resales by the Subscriber, in each case allowing the Subscriber a reasonable opportunity to comment thereon (which Pubco and its legal counsel shall consider in good faith), (ii) no later than two (2) Business Days prior to the Closing Date, it will finalize in all material respects the draft Registration Statement and cause its legal counsel to finalize in all material respects its draft Legend Removal Opinion other than with respect to items that cannot be determined prior to the Closing Date, (iii) within five (5) Business Days after Closing Date, Pubco shall use its commercially reasonable efforts to file with the Commission the Registration Statement, (iv) within three (3) Business Days after the Commission has declared the Registration Statement effective, Pubco shall use commercially reasonable efforts to cause its transfer agent to remove any restrictive legends on shares issued to the Subscriber and to transfer such shares to a custodian designated by the Subscriber, including by delivering an executed Instruction Letter to its transfer agent and causing its legal counsel to deliver the Legend Removal Opinion to such transfer agent.

4.	Registration Statement Suspension Events. Pubco shall not delay filing, suspend the use of the Registration Statement or otherwise impose a Suspension Event for a period of more than fifteen (15) consecutive days, or for more than a total of forty five (45) days, or on more than two (2) occasions, in each case in any three hundred sixty (360)-day period.

5.	Acknowledgement of Scriveners Errors. VMAC, Pubco and the Subscriber hereto acknowledge the following scriviners errors in the Subscription Agreement and agree that the Subscription Agreement shall be deemed to have been written as of its date as follows:

a.	Section 2(b): The reference to “terminated in accordance with Section 6” should instead refer to “terminated in accordance with Section 7”.

b.	Section 3(e): The reference to “filing the Registration Statement (as defined below) pursuant to Section 5” should instead refer to “filing the Registration Statement (as defined below) pursuant to Section 6”.

c.	Section 3(k): The reference to “Subscriber’s representations and warranties set forth in Section 4” should instead refer to “Subscriber’s representations and warranties set forth in Section 5”.

d.	Sections 4(c), 4(d), 4(e), 6(d) & 6(e): Each reference to “the Company” should instead refer to “Pubco” and each reference to “Company Material Adverse Effect” should instead refer to “Pubco Material Adverse Effect”.

e.	Section 8(w): Each reference to “Purchase Agreement” should instead refer to the “Business Combination Agreement” and each reference to the “Proxy Statement” should instead refer to “proxy statement contained in the Registration Statement (as defined in the Business Combination Agreement)”.

Except for the Subscription Agreement, this agreement (“Letter Agreement”) supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof; provided, however, that except as expressly modified by this Letter Agreement (as applicable), the Subscription Agreement shall remain in full force and effect without modification.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by, and construed in accordance with the laws of, the State of New York without regard to its choice of law provisions. This Letter Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

No amendment or waiver of any provision of this Letter Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Letter Agreement by signing in the space provided below.

VISTAS MEDIA ACQUISITION COMPANY INC.

By:	/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Title: Chief Executive Officer

ANGHAMI INC.

By:	/s/ Edgard Maroun
Name: Edgard Maroun
Title: Chief Executive Office

[Signature Page to Side Letter]

Accepted: As of the date first written above	SUBSCRIBER:

	Print Name:	SHUAA Capital psc

By:	/s/ Jassim Alseddiqi
Name: Jassim Alseddiqi
Title: Chief Executive Officer

[Signature Page to Side Letter]